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                                                                     EXHIBIT 4.2

     NO SERIES B DEBENTURE MAY BE TRANSFERRED EXCEPT IN BLOCKS WITH A PRINCIPAL AMOUNT OF $1,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF.

No. RA-2                                                    CUSIP NO. 443087 AA5
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                              MMI COMPANIES, INC.


                      7 5/8% SERIES B JUNIOR SUBORDINATED
                         DEFERRABLE INTEREST DEBENTURE


                             DUE DECEMBER 15, 2027

     MMI Companies, Inc., a Delaware corporation (the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Chase Manhattan Bank, as Property Trustee of MMI Capital Trust I, or registered assigns, the principal sum of $128,866,000 on December 15, 2027 (the "Stated Maturity Date") unless previously redeemed, and to pay interest on the outstanding principal amount hereof from December 23, 1997, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on June 15 and December 15 of each year, commencing June 15, 1998 at the rate of 7 5/8% per annum until the principal hereof shall have become due and payable, and at the same rate per annum on any overdue principal or Redemption Price and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semi-annually. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period less than a full calendar month, the number of days elapsed in such month. In the event that any date on which the principal, Redemption Price of or interest on this Debenture is payable is not a Business Day, then the payment payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, with the same force and effect as if made on such date.

     The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the June 1 or December 1 immediately preceding the relevant interest payment date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the holders of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

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     The principal or Redemption Price of and interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that, payment of interest may be made at the option of the Company by (i) check mailed to the holder at such address as shall appear in the Debenture Register or (ii) by transfer to an account maintained by the Person entitled thereto, provided that proper written transfer instructions have been received by the relevant record date. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Property Trustee, the payment of the principal or Redemption Price of and interest on this Debenture will be made at such place and to such account as may be designated by the Property Trustee.

     The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     The provisions of this Debenture are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

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     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

     Dated: ___________________

                                        MMI COMPANIES, INC.

                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________

By:__________________________________
Name:________________________________
Title:_______________________________

                         CERTIFICATE OF AUTHENTICATION


     This is one of the Series B Debentures referred to in the within-mentioned Indenture.



THE CHASE MANHATTAN BANK,
as Trustee


By:___________________________________

                         (FORM OF REVERSE OF SECURITY)


     This Debenture is one of the Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued under and pursuant to an Indenture, dated as of December 23, 1997 (the "Indenture"), duly executed and delivered between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures.

     Upon the occurrence and continuation of an Investment Company Event or a Tax Event, the Company shall have the right at any time, within 90 days following the occurrence of an Investment Company Event or a Tax Event to redeem this Debenture in whole (but not in part) at the Special Event Redemption Price. "Special Event Redemption Price" shall mean, with respect to any redemption of the Debentures following an Investment Company Event or a Tax Event, an amount in cash equal to the greater of (i) 100% of the principal amount to be redeemed or (ii) the sum, as determined by a Quotation Agent, of the present values of the remaining scheduled payments of principal and interest on the Debentures to the Stated Maturity Date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, any accrued and unpaid interest thereon including Compounded Interest and Additional Interest, if any, to the date of such redemption.

     The Special Event Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the applicable Redemption Price by 10:00 a.m., New York City time, on the date such Redemption Price is to be paid. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Debentures at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Debentures, provided, however, that no such supplemental indenture shall, without the consent of each holder of Debentures then outstanding and affected thereby, (i) extend the Stated Maturity Date of any Debentures, or reduce the principal amount thereof, or reduce any amount payable on redemption thereof, or reduce the rate or extend the time of payment of
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interest thereon (subject to Article  XVI of the Indenture), or make the principal or Redemption Price of or interest on, the Debentures payable in any coin or currency other than U.S. dollars, or impair or affect the right of any holder of Debentures to institute suit for the payment thereof, or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debentures at the time outstanding, on behalf of all of the holders of the Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal or Redemption Price of or interest on any of the Debentures or a default in respect of any covenant or provision under which the Indenture cannot be modified or amended without the consent of each holder of Debentures then outstanding. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal or Redemption Price of and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

     The Company shall have the right, at any time and from time to time during the term of the Debentures so long as no Event of Default has occurred and then is continuing, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 10 consecutive semi-annual periods, including the first such semi-annual period during such extension period, and not extending beyond the Maturity Date of the Debentures (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law) to the holders of the Debentures. Before the termination of any such Extended Interest Payment Period, the Company may further defer payments of interest by further extending such Extended Interest Payment Period, provided that such Extended Interest Payment Period, together with all such previous and further extensions within such Extended Interest Payment Period, shall not exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extended Interest Payment Period and shall not end on any date other than an Interest Payment Date, or extend beyond the Maturity Date of the Debentures. Upon the termination of any such Extended Interest Payment Period and the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements.

     The Company has agreed that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make

                                       2
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any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in right of payment to the Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of any securities or any Subsidiary of the Company (including any Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Company; (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (c) payments under the Capital Securities Guarantee; (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock, following a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock; and (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the exchange or conversion of such capital stock or the security being exchanged or converted) if at such time (i) an Event of Default shall have occurred and be continuing,
(ii) there shall have occurred any event of which the Company has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be, an Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, (iii) the Company shall be in default with respect to its payment obligations under the Capital Securities Guarantee or (iv) the Company shall have given notice of its election of the exercise of its right to extend the interest payment period, or any extension thereof, pursuant to Section 16.1 of the Indenture and shall not have rescinded such notice, and such exercise of its right to extend the interest payment period, or any extension thereof, shall have commenced.

     The Debentures are issuable only in registered form without coupons in denominations of $1,000.00 and any integral multiples thereof. As provided in the Indenture and subject to the transfer restrictions limitations as may be contained herein and therein from time to time, this Debenture is transferable by the holder hereof on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Debenture registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any authenticating agent, any paying agent, any transfer agent and the registrar may deem and treat the holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture registrar) for the purpose of receiving payment of or on account of the principal or Redemption Pride hereof, and (subject to the Indenture) interest due hereon, and for all other purposes, and neither the Company nor the Trustee nor any

                                       3
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authenticating agent nor any paying agent or any transfer agent nor any registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal or Redemption Price of or interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

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